UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

U.S. GOLD CORP.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

U.S. Gold Corp. Annual General Meeting (AGM) Being Held on

April 26, 2024

CHEYENNE, Wyo., April 23, 2024 /PRNewswire/ -- U.S. Gold Corp. (“U.S. Gold,” the “Company,” “we,” “our” or “us”) (NASDAQ: USAU), is pleased to remind its stockholders that it is holding its Annual General Meeting (“AGM”) on Friday, April 26, 2024 at 9:00am MT. The AGM will be held virtually. Shareholders will be able to login and participate in the AGM using the following details:

Event:	U.S. Gold Corp. Annual General Meeting

Date:	Friday, April 26, 2024

Time:	9:00am MT

Location:	Virtual – login details available at: www.usgold.vote or access the audio-only conference call by calling 877-407-3088 (Toll Free) or +1-877-407-3088 (International)

The record date for the Annual General Meeting is February 29, 2024. Only shareholders of record at the close of business on February 29, 2024, may vote at the meeting. The Company mailed shareholders as of the record date the proxy materials and has also posted its proxy materials online at: www.usgold.vote. The proxy materials contain instructions on how to access the Company’s proxy materials online, including its proxy statement and Annual Report on Form 10-K for the year ended April 30, 2023, as well as instructions on how shareholders may vote their shares at the AGM.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S.-focused gold and copper exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. Our CK Gold Project is located in Southeast Wyoming and has a Preliminary Feasibility Study technical report, which was completed by Gustavson Associates, LLC. Our Keystone exploration property is on the Cortez Trend in Nevada. Our Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please https://www.usgoldcorp.gold/.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements include statements related to the date, time and meeting location of the Company’s Annual General Meeting. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: market and other conditions, the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, COVID-19 risks, changes in interpretations of geological, geostatistical, metallurgical, mining or processing information, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to develop the CK Gold Project and implement future drilling programs, the success or failure of future drilling programs, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold